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                                                                EXHIBIT 10(XXX)

                             AGREEMENT AND RELEASE
                             ---------------------

     Bruce M. Barone (hereinafter "Executive") and Overseas Partners Ltd. (hereinafter the "Company") hereby enter into this Agreement and Release (hereinafter, inclusive of Attachments A and B hereto, the "Agreement") on December 18, 1998, and in consideration of the mutual promises set forth below, the parties agree as follows:

1.  Termination of Employment.  Executive's last day of regular employment with
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the Company shall be December 3, 1998 (the "Resignation Date").  Executive
agrees to submit concurrently with this Agreement a letter of resignation in accordance with this Agreement and effective as of the Resignation Date, resigning as an employee and director of the Company, including resignation of his positions as Chief Executive Officer and President of the Company. Executive agrees to execute such other resignations as may be reasonably requested by the Company relating to his employment or other affiliated entity activities.

2.  Consideration Upon Termination.  As of the Resignation Date, Executive shall
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no longer be an employee or director of the Company.  In consideration of the
Executive's release in Paragraph 7 of this Agreement, the Company shall pay or cause to be paid to Executive the amounts and shall provide or cause to be provided to Executive the benefits listed on Part I of Attachment A (except for benefits under employee plans to which Executive is legally entitled). In consideration of the Executive's performance of his obligations under this Agreement, the Company shall pay or cause to be paid to Executive the amounts and shall provide or cause to be provided to Executive the benefits listed on
Part II of Attachment A. Executive understands that, except for the benefits to which Executive may be entitled under the express terms of the Company's employee and executive benefit plans and policies, and the consideration listed on Attachment A and in this Agreement, Executive will receive no other wage, benefit, or other similar payments from the Company or any of its affiliates or United Parcel Service of America, Inc. ("UPS") or any of its affiliates (collectively with the Company and its affiliates referred to as the "Affiliated Entities").
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3.  Press Release and Non-Disparagement.  Executive has reviewed the press
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release attached to this Agreement.  The Company and the Executive agree not to issue any other press releases of their own concerning Executive's resignation or disavow the characterizations in the attached press release. Executive agrees not to disparage the Affiliated Entities, or any member thereof, or any of the Affiliated Entities' directors, officers, employees, agents, representatives or corporate shareholders, orally or in writing, in any communication with the print or electronic media or with persons in the business community, or in any communication with any governmental entity, or in any other manner or with any other person (except if Executive is compelled to testify under oath to a court, grand jury, Congressional committee or agency). The Company agrees that it and its affiliates will not disparage Executive, orally or in writing, in any communication with the print or electronic media or with persons in the business community, or in any communication with any governmental entity, or in any other manner or with any other person (except if compelled to testify under oath to a court, grand jury or Congressional committee or agency). Executive will be permitted to review those portions of the Company's annual report for 1998 that directly refer to Executive prior to such annual report's publication with the right of approval of such section solely to ensure that the Company has fulfilled its obligations under this Paragraph. Regardless of whether agreement is reached as to such portions, however, the Company retains the right to publish an annual report without direct reference to Executive without such prior approval.

4.  Retention as Consultant.  For a period commencing as of the Resignation Date
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and ending on January 1, 2002, or such earlier time as the arrangement may be terminated pursuant to the provisions below, Executive shall serve as a consultant to the Company. During such period, Executive agrees to be available from time to time to provide consulting advice and assistance to the Company and its affiliates as reasonably requested. Such consulting services shall be scheduled so as to not unreasonably interfere with Executive's other activities. Executive may terminate his service as a consultant at any time. The Company may terminate Executive's service as a consultant solely for Cause. For these purposes, Cause shall mean (i) the Executive has been convicted of, or pleaded nolo contendere to, a felony (other than a traffic-related offense), (ii) the Executive has been determined in a criminal or civil proceeding to have

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embezzled or misappropriated funds of the Company or UPS, (iii) the Executive has failed to perform his obligations under this Agreement, or (iv) the Executive has committed an act of fraud upon the Company or UPS. If at any time the Executive's service as a consultant is terminated, the Executive shall forfeit any rights under this Agreement to the payments or other benefits provided for under Part II of Attachment A of this Agreement that have not been paid to, provided to, or otherwise accrued to Executive prior to such termination.

5.  Assistance with Litigation.  Executive agrees that he shall be available on
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a reasonable basis to provide consulting advice and assistance to the Affiliated
Entities with respect to, and shall cooperate fully and in good faith with, all pending or future litigation matters and any investigations, whether conducted by an external third party or by the Affiliated Entities or any member thereof, to the extent that such litigation and/or investigations relate to the period of time corresponding to Executive's tenure as an employee of the Company and/or UPS. Such consulting services shall be scheduled so as to not unreasonably interfere with Executive's other activities. Executive shall be compensated for such litigation assistance as provided in part II of Attachment A.

6.  Non-Competition. Executive agrees not to compete (as defined below) with the
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Affiliated Entities for a period beginning on the Resignation Date and ending on
January 1, 2002. For the purposes of this paragraph 6, "compete" shall mean working or serving as a director, officer, employee, consultant, agent, representative or in any other capacity (other than a less than 5% shareholder), with or without compensation, in the small package delivery business or the small package delivery insurance or reinsurance business or on behalf of one or more entities engaged in the small package delivery business or the small package delivery insurance or reinsurance business with respect to such business, or on behalf of one or more entities otherwise providing services or products competing with any services or products provided by UPS as of the date of this Agreement. Executive expressly agrees that the restrictions set forth in this paragraph 6 have been designed to be reasonable and are no greater than are required for the protection of the Company and its affiliates. This provision shall not be construed to prevent Executive from working for a small package delivery business or an insurance company or other entity engaged in the business of insurance or reinsurance or other business that provides services or products

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competing with any services or products provided by UPS as of the date of this
Agreement, so long as he does not have managerial responsibilities over and does not directly work in, for, or on behalf of the entity's small package delivery business, small package delivery insurance or reinsurance business(es) or other business that provides services or products competing with any services or products provided by UPS as of the date of this Agreement.

7.  Release.  In return for the mutual promises contained in this Agreement,
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Executive and the Company agree to the following mutual release:

     a. Except for claims for indemnification under paragraph 12 of this Agreement, claims solely to enforce his rights under this Agreement (subject to paragraph 8 of this Agreement), and claims for benefits pursuant to an employee benefit plan, Executive promises to and hereby does release the Affiliated Entities (whether or not currently existing), and the employees, officers, directors, agents and representatives of any of them, as well as the trustees of any of their employee benefit plans (except with respect to claims for benefits due under the terms of such plans), from any and all actions, causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for contribution and/or indemnity, claims for costs and/or attorneys' fees, judgments and demands whatsoever, in law or equity, known or unknown, he ever had or now has based on Executive's employment with the Affiliated Entities or the termination of that employment. Executive understands that this includes, but is not limited to, the release of any rights or claims Executive may have under the Age Discrimination in Employment Act ("ADEA"); Title VII of the Civil Rights Act of 1964 ("Title VII"), which prohibits discrimination in employment based on race, color, national origin, religion or sex; the Americans with Disabilities Act ("ADA"); and claims pursuant to any other law of the United States or any state or locality thereof, or of Bermuda, regarding discrimination based on age, race, sex, pregnancy, religion, national origin, marital status or disability or any other unlawful basis, claims for alleged violation of any other law, regulation, ordinance, public policy or common-law duty of the United States or any state or locality thereof, or of Bermuda, having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Executive's employment with the Affiliated Entities. Executive

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understands that this also includes a release by Executive of claims for breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, and any claims under the Employee Retirement Income Security Act of 1974 ("ERISA") (except for claims under that act for benefits due under the terms of an employee benefit plan). This release is intended to cover all claims in existence as of the date of this Agreement, including both claims about which Executive knows and about which Executive does not know. Executive further represents that he has not filed any claims against the Affiliated Entities, or any of the individuals covered by this Agreement with any governmental agency or any court, and promises that Executive will not do so at any time hereafter regarding any matter covered by this Agreement. This release does not include any claims based on events occurring after the date of this Agreement, including any claims to enforce rights arising under the ADEA after Executive has signed this Agreement.

     b. Except for claims to enforce the Company's rights under this Agreement, and claims of fraud on the part of Executive upon the Company or its affiliates, the Company for itself, its employees, officers, directors, agents and representatives, does hereby release Executive, his heirs, successors, assigns, trustees, personal and legal representatives from any and all actions, causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for contribution and/or indemnity, claims for costs and/or attorneys' fees, judgment and demands whatsoever, in law or equity, known or unknown, that the Company ever had, now has, or may have against the Employee as of the date of the signing of this Agreement. The Company represents that it has not filed any claims against Executive as of the date of the Agreement.

8.  Arbitration.  Executive on the one hand, and the Company on the other hand,
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agree that any dispute regarding any aspect of this Agreement (inclusive of the
Attachments) or any act that allegedly has or would violate any provision of this Agreement will be submitted to arbitration in Atlanta, Georgia, in front of a single arbitrator, in accordance with the rules of the American Arbitration Association, as the exclusive remedy for such claim or dispute. Executive and the Company agree that such arbitration will be confidential and no details, descriptions, settlements

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or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages. The arbitrator shall retain, in his or her sole discretion, the right to award any or all attorneys fees and costs associated with such arbitration, including the cost of the arbitration (such as the arbitrator's fee) to the prevailing party. Notwithstanding the foregoing, Executive and the Company acknowledge that breaches of the duties set forth in Paragraphs 3, 6 and 11 of the Agreement may cause irreparable damages, and that damages for a breach of any of those Paragraphs would be impracticable or extremely difficult to fix, and therefore suits for specific enforcement of the provisions of such Paragraphs, but only such Paragraphs, may be brought at any time in a court of competent jurisdiction, with attorney's fees to be awarded to the prevailing party.

9.  Breach of Executive's Promises.  If Executive or the Company breaks their
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promises in paragraphs 7 or 8 of this Agreement and files a lawsuit based on a claim that Executive or the Company has released pursuant to this Agreement or files a lawsuit to enforce this Agreement (other than to enforce a decision of an arbitrator relating to this Agreement), the breaching party agrees that he or it will pay for all costs incurred by the other party and their affiliated entities and the directors, officers, employees, agents or representatives of any of them, including reasonable attorneys' fees, in defending against such claim, unless a court determines that such claim was not released pursuant to this Agreement.

10.  Confidentiality of Agreement.  The Company and Executive promise to keep
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the terms of this Agreement completely confidential except as may be required by law or court order. Notwithstanding the foregoing, Executive may disclose such information to his immediate family and professional representatives, so long as these individuals are informed of and agree to be bound by this confidentiality clause. Notwithstanding the foregoing, the Company or Executive may disclose the existence of the non-disparagement and non-disclosure provisions in this Agreement.

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11.  Non-Disclosure.  Executive agrees not to disclose to anyone any of the
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information or materials the Company has set forth as confidential in Attachment
B, except as required by law or by order of a court or government agency, or pursuant to written consent given by a duly authorized officer of the Company.
An acknowledgment regarding such confidential information, executed as part of this Agreement and incorporated herein, is set forth in Attachment B.

12.  Indemnification.  The Company agrees that all rights to indemnification for
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the benefit of Executive as provided under law or in the By-laws of the Company as such existed as of the Resignation Date shall continue in full force and effect in accordance with their terms as they existed on that date, and that any insurance covering such indemnification rights otherwise made available to directors and officers at the time such rights to indemnification are exercised shall be made available to Executive. The determination to authorize any indemnification and/or advancement of expenses to Executive in any specific case shall be made by a committee of the Board of Directors of the Company composed solely of independent directors (i.e., individuals who are not employees of the Company or any Affiliated Entities). In making such determination, any such committee shall obtain the advice of independent legal counsel.

13.  Acknowledgments.  Executive acknowledges that (a) Executive received a copy
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of the draft of this Agreement and was offered a period of twenty-one (21) days to review and consider it; (b) Executive understands that he could use as much of the 21-day period as he wished prior to signing and if the full 21-day period is not used, Executive knowingly waives the remainder of the period; (c) Executive consulted with and was advised by independent counsel of his choosing before signing this Agreement; (d) no promise or inducement for this Agreement has been made except as set forth in this Agreement; (e) this Agreement is executed by Executive without reliance upon any statement or representation, written or oral, by the Company or any of the Affiliated Entities or their employees, officers, directors, agents or representatives, except as set forth herein; (f) Executive is legally competent to execute this Agreement and to accept full responsibility therefor. The Company acknowledges that this Agreement has been duly authorized and executed by the Company, and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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14.  Revocation Period.  Executive acknowledges that he understands that he may
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revoke this Agreement within seven (7) days of the date of signing of this
Agreement by delivering a written notice of revocation to Mark Bridges, no later than the close of business on the seventh (7th) day after the Agreement is signed. If no such revocation is received, this Agreement is effective and irrevocable as of the eighth (8th) day following the signing of this Agreement.

15.  Provision Determined Invalid.  Should any of the provisions herein be
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determined to be invalid by a court of competent jurisdiction, it is agreed that this shall not affect the enforceability of the other provisions herein and the parties shall negotiate the invalidated provision or provisions in good faith to effectuate its or their purpose and to conform it or them to the law.

16.  Waiver.  The waiver by any party of a breach of any provision herein shall
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not operate or be construed as a waiver of any subsequent breach by any party.

17.  Definitions.  For purposes of this Agreement, the term "affiliate" of a
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person means any other person controlling, controlled by or under common control with such person.

18.  Successors.  This Agreement shall be binding upon and inure to the benefit
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of Executive, his heirs, beneficiaries, successors and assigns, and the Company, the Affiliated Entities (whether or not currently existing), their successors and assigns, and the employees, officers, directors, agents and representatives of any of them in their capacity as such.

19.  Complete Agreement.  This Agreement (including the Attachments thereto)
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sets forth the entire agreement between Executive and the Company and may not be modified, altered, changed or terminated except upon the express prior written consent of Executive and the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to its conflict of law rules.

20.  Aiding and Abetting.  The Executive and the Company agree that no party to
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this Agreement may accomplish indirectly, whether through aiding and abetting of some other person, participation in some other entity, or any other conduct, that which the party is prohibited

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from doing directly under this Agreement; and that any such attempt shall be considered a breach of this Agreement as if such party had taken such action itself.

21.  Notices.  All notices, requests, claims, demands and other communication
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hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or by reputable overnight courier to the parties as follows:

If to the Company:

Overseas Partners Ltd.

Attention:  General Counsel

with a copy to:

Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, N.W.
Washington, D.C.  20036
Attention:  William J. Kilberg, Esq.


If to Executive:

Bruce M. Barone
379 Boston Post Road
Suite 414
Sudbury, MA  01776

with a copy to:

Kilpatrick Stockton, LLP
1100 Peachtree Street
Suite 2800
Atlanta, Georgia 30309
Attn:  William J. Vesely, Jr.

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I ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND ALL OF THE PROVISIONS OF THIS
AGREEMENT AND RELEASE, AND THAT I AM VOLUNTARILY ENTERING INTO IT.


/s/ Bruce M. Barone                    /s/ Edwin H. Reitman
-------------------                    -----------------------
Bruce M. Barone                        Name:  Edwin H. Reitman
signed in Hamilton, Bermuda            Title: Chairman
                                       For Overseas Partners Ltd.



     To the extent necessary to authorize the payments and benefits to Executive under this Agreement, the undersigned corporation hereby agrees to the Company's commitments in the Agreement and agrees to be bound by them.

     This _______ day of December, 1998

     Overseas Partners Capital Corp.


     By: /s/ Michael J. Molletta
        ---------------------------
        Michael J. Molletta

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